UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 1, 2011
EnerNOC, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33471	87-0698303

(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Federal Street, Suite 1100, Boston, Massachusetts	02110

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 224-9900
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
(d) This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by EnerNOC, Inc. (the “Company”) with the Securities and Exchange Commission (“SEC”) on June 6, 2011 (the “Original Form 8-K”). The Original Form 8-K reported the results of matters voted upon at the Company’s Annual Meeting of Stockholders held on June 1, 2011 (the “Annual Meeting”). The sole purpose of this amendment is to update information provided under Item 5.07(b) on the Original Form 8-K to disclose the Company’s decision related to how often the Company will conduct a stockholder advisory vote on the compensation of its named executive officers. No other changes have been made to the Original Form 8-K.
As previously reported, at the Annual Meeting, the majority of votes cast voted, on an advisory basis, to hold future advisory votes on the compensation of the Company’s named executive officers every three years. SEC regulations state that the Company must hold these advisory votes on frequency at least once every six years.
After considering the voting results and other factors, the Company’s Board of Directors, at its telephonic meeting held on October 21, 2011, decided that the Company will include a stockholder advisory vote on the compensation of the Company’s named executive officers in its future proxy materials on a triennial basis until the next required vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers, which will occur no later than the Company’s Annual Meeting of Stockholders in 2017, or until the Company’s Board of Directors otherwise determines a different frequency for such stockholder advisory votes.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERNOC, INC.
Date: October 24, 2011	By:	/s/ Timothy Weller
		Name:	Timothy Weller
		Title:	Chief Financial Officer (Principal Financial Officer)